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                                                                    EXHIBIT 8(C)

                      CUSTODIAN SERVICES AGREEMENT

         This Agreement is made as of January 10, 1994 by and between PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC Bank"), and PACIFIC HORIZON FUNDS, INC., a Maryland Corporation (the "Fund").

         The Fund is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940" Act). The Fund wishes to retain PNC Bank to provide custodian services for the portfolios listed in Appendix A, as amended from time to time (each a "Portfolio"), and PNC Bank wishes to furnish custodian services, either directly or though an affiliate or affiliates, as more fully described herein.

         In consideration of the promises and mutual covenants herein contained, the parties agree as follows:

         1.      Definitions.

                 (a) "Authorized Person". The term "Authorized Person" shall mean any officer of the Fund and any other person, who is duly authorized by the Fund's Governing Board, to give Oral and Written Instructions on behalf of the Fund, provided, however, that if the Governing Board determines that Oral Instructions or Written Instructions require the approval of more than one person, the term "Authorized Person" shall mean such persons as are in combination so authorized. Such persons are listed in the Certificate attached hereto as the Authorized Persons Appendix as
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such appendix may be amended in writing by the Fund's Governing Board from time to time.

                 (b) "Book-Entry System". The term "Book-Entry System" shall mean the Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

                 (c) "CFTC". The term "CFTC" shall mean the Commodities Futures Trading Commission.

                 (d) "Governing Board". The term "Governing Board" shall mean the Fund's Board of Directors, or, where duly authorized, a competent committee thereof.

                 (e) "Oral Instructions". The term "Oral Instructions" shall mean oral instructions received by PNC Bank from an Authorized Person or from a person reasonably identified to PNC Bank as an Authorized Person.

                 (f) "PNC Bank". The term "PNC Bank" shall mean PNC
Bank, National Association or a subsidiary or affiliate of PNC Bank, National Association.

                 (g) "SEC". The term "SEC" shall mean the Securities and Exchange Commission.

                 (h) "Securities and Commodities Laws". The term
"Securities and Commodities Laws" shall mean the "1933 Act," which shall mean the Securities Act of 1933, as amended, the "1934 Act," which shall mean the Securities Exchange Act of 1934,

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as amended, the "1940 Act," which shall mean the Investment Company Act of 1940, as amended and the "CEA," which shall mean the Commodities Exchange Act, as amended.

                 (i) "Shares". The term "Shares" shall mean the shares of any series or class of common stock of the Fund.

                 (j) "Property". The term "Property" shall mean:

                          (i) any and all securities and other investment items which the Fund may from time to time deposit, or cause to be deposited, with PNC Bank or which PNC Bank may from time to time hold for the Fund;

                         (ii) All income in respect of any of such securities or other investment items;

                        (iii) all proceeds of the sale of any of such securities or investment items; and

                         (iv) all proceeds of the sale of securities issued by the Fund, which are received by PNC Bank from time to time, from or on behalf of the Fund.

                 (k) "Written Instructions". The term "Written Instructions" shall mean written instructions signed by one or more Authorized Persons as required by the Governing Board from time to time and received by PNC Bank. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. Appointment. The Fund hereby appoints PNC Bank to provide custodian services for the Portfolios, and PNC Bank accepts such appointment and agrees to furnish such services.

         3. Delivery of Documents. The Fund has provided or, where applicable, will provide PNC Bank with the following:

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                 (a)  certified or authenticated copies of the resolutions of the Fund's Governing Board, approving the appointment of PNC Bank or its affiliates to provide custodian services for the Portfolios;

                 (b) a copy of the Fund's most recent effective registration statement with respect to the Portfolios;

                 (c)  a copy of the Fund's administration agreement; and

                 (d) certified or authenticated copies of any and all amendments or supplements to the foregoing.

         4.      Compliance with Government Rules and Regulations.

         PNC Bank undertakes to comply with all applicable requirements of the Securities and Commodities Laws and any other laws, rules and regulations of state and federal governmental authorities having jurisdiction with respect to all duties to be performed by PNC Bank hereunder. Except as specifically set forth herein, PNC Bank assumes no responsibility for such compliance by the Fund.

         5. Instructions. Unless otherwise provided in this Agreement or by resolution of the Governing Board which has been submitted to PNC Bank, PNC Bank shall act only upon Oral and Written Instructions. PNC Bank shall be entitled to rely upon any Oral and Written Instructions. PNC Bank may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Governing Board or any committee thereof or of the Fund's shareholders.

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         The Fund agrees to forward to PNC Bank Written Instructions confirming
Oral Instructions so that PNC Bank receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PNC Bank shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions.

         The Fund further agrees that PNC Bank shall incur no liability to the Fund in acting upon Oral or Written Instructions.

         6.      Right to Receive Advice.

                 (a) Advice of the Fund. If PNC Bank is in doubt as to any action it should or should not take, PNC Bank may request Oral or Written Instructions from the Fund.

                 (b) Advice of Counsel. If PNC Bank shall be in doubt as to any questions of law pertaining to any action it should or should not take, PNC Bank may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund or PNC Bank, at the option of PNC Bank).

                 (c) Conflicting Advice. In the event of a conflict between Oral or Written Instructions PNC Bank receives from the Fund, and the written advice it receives from counsel, PNC Bank shall be entitled to rely upon and follow such advice of counsel after notice to the Fund.

                 (d) Protection of PNC Bank. PNC Bank shall be protected in any action it takes or does not take in reliance

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upon Oral or Written Instructions it receives from the Fund or written advice of counsel.

         Nothing in this paragraph shall be construed so as to impose an obligation upon PNC Bank (i) to seek Oral or Written Instructions, or (ii) to act in accordance with Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PNC Bank's properly taking or not taking such action.

         Nothing in this subsection shall excuse PNC Bank when an action or omission on the part of PNC Bank constitutes willful misfeasance, bad faith, negligence or reckless disregard by PNC Bank of any duties or obligations under this Agreement.

         7. Records. The books and records pertaining to the Fund, which are in the possession of PNC Bank, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations and shall, to the extent practicable, be maintained separately for each Portfolio of the Fund. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during PNC Bank's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PNC Bank to the Fund or to an authorized representative of the Fund, at the Fund's expense.

         8. Confidentiality. PNC Bank agrees to keep confidential and to treat as proprietary information of the Fund all records

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of the Fund and information relative to the Fund and its shareholders (past, present and potential), unless the release of such records or information is otherwise authorized by the Governing Board. The Fund further agrees that, should PNC Bank be required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), PNC Bank shall not be required to seek the Fund's consent prior to disclosing such information; provided that PNC Bank gives the Fund prior written notice of the provision of such information and records.

         9. Cooperation with Accountants. PNC Bank shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

         10. Disaster Recovery. As soon as reasonably possible, PNC Bank shall at its expense enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PNC Bank shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

         11. Compensation. As compensation for custody services rendered by PNC Bank during the term of this Agreement, the Fund

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will pay to PNC Bank a fee or fees as may be agreed to in writing from time to time by the Fund and PNC Bank.

         12. Indemnification . The Fund agrees to indemnify and hold harmless PNC Bank and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities and Commodities Laws, and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) reasonable attorneys' fees and disbursements, arising directly or indirectly from any action which PNC Bank takes or does not take on the direction of or in reliance on Oral or Written Instructions provided that neither PNC Bank, nor any of its nominees, shall be indemnified against any liability to the Fund or to its shareholders (or any expenses incident to such liability) arising out of PNC Bank's or its nominees' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement or PNC Bank's own negligent failure to perform its duties under this Agreement.

         13. Responsibility of PNC Bank. PNC Bank shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PNC Bank, in writing. PNC Bank itself shall perform all duties specified herein unless the Governing Board has approved the performance of such duties by an affiliate of PNC Bank, provided, that PNC Bank shall retain responsibility therefor as

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specified herein. PNC Bank shall be obligated to exercise care and diligence in the performance of its duties hereunder and, shall be responsible for its own or its affiliates' and nominees' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement or PNC Bank's own negligent failure to perform its duties under this Agreement.

         Without limiting the generality of the foregoing or of any other provision of this Agreement, PNC Bank, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PNC Bank reasonably believes to be genuine; or (b) delays or errors or loss of data occurring by reason of circumstances beyond PNC Bank's control, including acts of civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         Notwithstanding anything in this Agreement to the contrary, PNC Bank expressly disclaims all responsibility for consequential damages, including but not limited to any that may result from performance or non-performance of any duty or obligation whether express or implied in this Agreement and also expressly disclaims

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any express or implied warranty of products or services provided in connection with this Agreement.

         14.     Description of Services.

                 (a) Delivery of the Property. The Fund will deliver or arrange for delivery to PNC Bank, all (except as otherwise determined by the Governing Board) the Property it owns, including cash received as a result of the distribution of its Shares, during the period that is set forth in this Agreement. PNC Bank will not be responsible for such Property until actual receipt.

                 (b) Receipt and Disbursement of Money. PNC Bank, acting upon Written Instructions, shall open and maintain separate account(s) in the Fund's name using all cash received from or for the account of the Fund, subject to the terms of this Agreement. In addition, upon Written Instructions, PNC Bank shall open and maintain separate custodial accounts for each separate series, Portfolio or class of the Fund and shall hold in such account(s) all cash received from or for the accounts of the Fund specifically designated to each separate series, Portfolio or class.

         PNC Bank shall make cash payments from or for the account of each Portfolio of the Fund only for:

                               (i) purchases of securities in the name of the Portfolios of the Fund or PNC Bank or PNC Bank's nominee as provided in sub-paragraph
                                     (j) and for which PNC Bank has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

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                              (ii)   purchase or redemption of Shares of the
                                     Fund delivered to PNC Bank;

                             (iii)   payment of, subject to Written
                                     Instructions, interest, taxes,
                                     administration, accounting, distribution, advisory, management fees or similar expenses which are to be borne by the Fund;

                              (iv) payment to, subject to receipt of Written Instructions, the Fund's transfer agent, as agent for the Fund's shareholders, of an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders of the applicable Portfolio, or, in lieu of paying the Fund's transfer agent, PNC Bank may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent;

                               (v)   payments, upon receipt of Written
                                     Instructions, in connection with the
                                     conversion, exchange or surrender of
                                     securities owned or subscribed to by the Fund and held by or delivered to PNC Bank;

                              (vi)   payments of the amounts of dividends
                                     received with respect to securities sold short;

                             (vii) payments made to a sub-custodian pursuant to provisions in sub-paragraph (c) of this Paragraph 14; and

                            (viii)   payments, upon receipt of Written
                                     Instructions, for other proper Fund
                                     purposes.

         PNC Bank is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the account of the Fund.

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                 (c)      Receipt and Withdrawal of Securities.

                              (i) PNC Bank shall hold all securities received by it for the account of each Portfolio of the Fund in a separate account that physically segregates such securities from those of any other persons, firms or corporations. All such securities shall be held or disposed of only upon Written Instructions of the Fund pursuant to the terms of this Agreement. PNC Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment items, except upon the express terms of this Agreement and upon Written Instructions, accompanied by a certified resolution of the Fund's Governing Board, authorizing the transaction. In no case may any member of the Governing Board, or any officer, employee or agent of the Fund withdraw any securities.

                                     At PNC Bank's own expense and for its own convenience, PNC Bank may enter into subcustodian agreements with other United States banks or trust companies to perform duties described in this sub-paragraph (c). Such bank or trust company shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PNC Bank, or at least twenty million dollars ($20,000,000) if such bank or trust company is not a subsidiary or affiliate of PNC Bank. In addition, such bank or trust company must be qualified to act as custodian and agree to comply with the relevant provisions of the 1940 Act and other applicable rules and regulations. Any such arrangement will not be entered into without prior written notice to the Fund.

                                     PNC Bank shall remain responsible for the performance of all of its duties as described in this Agreement and shall hold the Fund harmless from its own acts or omissions, under the standards of care provided for herein, or the acts and omissions of any sub-custodian chosen by

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         PNC Bank under the terms of this sub-paragraph (c).

                 (d) Transactions Requiring Instructions. Upon receipt of Oral or Written Instructions and not otherwise, PNC Bank, directly or through the use of the Book-Entry System, shall:

                               (i) deliver any securities held for a Portfolio of the Fund against the receipt of payment for the sale of such securities;

                              (ii) execute and deliver to such persons as may be designated in such Oral or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any securities on behalf of a Portfolio may be exercised;

                             (iii) deliver any securities held for a Portfolio of the Fund to the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to PNC Bank;

                              (iv) deliver any securities held for a Portfolio of the Fund against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                               (v) deliver any securities held for a Portfolio of the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                              (vi) make such transfer or exchanges of the assets of a Portfolio of the Fund and take

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                                     such other steps as shall be stated in said
                                     Oral or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

                             (vii) release securities belonging to a Portfolio of the Fund to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by a Portfolio of the Fund; provided, however, that securities shall be released only upon payment to PNC Bank of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

                            (viii) release and deliver securities owned by a Portfolio of the Fund in connection with any repurchase agreement entered into on behalf of a Portfolio of the Fund, but only on receipt of payment therefor; and pay out moneys of a Portfolio of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities;

                              (ix) release and deliver or exchange securities owned by a Portfolio of the Fund in connection with any conversion of such securities, pursuant to their terms, into other securities;

                               (x) release and deliver securities owned by a Portfolio of the Fund for the purpose of redeeming in kind shares of the Fund upon delivery thereof to PNC Bank; and

                              (xi) release and deliver or exchange securities owned by a Portfolio of the Fund for other corporate purposes.

                 (e) Use of Book-Entry System. The Fund shall deliver to PNC Bank certified resolutions of the Fund's Governing Board

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approving, authorizing and instructing PNC Bank on a continuous and on-going basis, to deposit in the Book-Entry System all securities belonging to each Portfolio of the Fund eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by each Portfolio of the Fund, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PNC Bank shall continue to perform such duties until it receives Written or Oral Instructions authorizing contrary actions(s).

         To administer the Book-Entry System properly, the following provisions shall apply:

                               (i)   With respect to securities of the Fund
                                     which are maintained in the Book-Entry
                                     System, established pursuant to this
                                     sub-paragraph (e) hereof, the records of PNC Bank shall identify by Book-Entry or otherwise those securities belonging to the applicable Portfolio of the Fund. PNC Bank shall furnish the Fund a detailed statement of the Property held for each Portfolio of the Fund under this Agreement at least monthly and from time to time and upon written request.

                              (ii)   Securities and any cash of the Fund
                                     deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by PNC Bank in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. PNC Bank and its sub-custodian, if any, will pay out money only upon receipt of securities and will deliver securities only upon the receipt of money.

                             (iii) All books and records maintained by PNC Bank which relate to the Fund's participation in the Book-Entry System will at all times during PNC Bank's regular

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                                     business hours be open to the inspection of
                                     the Fund's duly authorized employees or
                                     agents, and the Fund will be furnished with all information in respect of the services rendered to it as it may require.

                              (iv) PNC Bank will provide the Fund with copies of any report obtained by PNC Bank on the system of internal accounting control of the Book-Entry System promptly after receipt of such a report by PNC Bank.

         PNC Bank will also provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

                 (f) Registration of Securities. All Securities held for the Fund which are issued or issuable only in bearer form, except such securities held in the Book-Entry System, shall be held by PNC Bank in bearer form; all other securities held for the Fund may be registered in the name of the Fund; PNC Bank; the Book-Entry System; a sub-custodian; or any duly appointed nominee(s) of the Fund, PNC Bank, the Book-Entry System or any sub-custodian. The Fund reserves the right to instruct PNC Bank as to the method of registration and safekeeping of the securities of the Fund. The Fund agrees to furnish to PNC Bank appropriate instruments to enable PNC Bank to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or the Book-Entry System, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund. PNC Bank shall hold all such securities which are not held in the Book-Entry System in a separate account for each Portfolio of the Fund in

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the name of the applicable Portfolio of the Fund physically segregated at all times from those of any other person or persons.

                 (g) Voting and Other Action. Neither PNC Bank nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of a Portfolio of the Fund, except in accordance with Written Instructions. PNC Bank, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notices, proxies, and proxy soliciting materials to the registered holder of such securities. If the registered holder is not a Portfolio of the Fund then Written or Oral Instructions must designate the person(s) who owns such securities.

                 (h) Transactions Not Requiring Instructions. In the absence of contrary Written Instructions, PNC Bank is authorized to take the following actions:

                               (i)   Collection of Income and Other Payments.

                                  (A)      collect and receive for the account
                                           of each Portfolio of the Fund, all
                                           income, dividends, distributions,
                                           coupons, option premiums, other
                                           payments and similar items, included
                                           or to be included in the Property,
                                           and, in addition, promptly advise the
                                           Fund of such receipt and credit such
                                           income, as collected, to the
                                           applicable Portfolio's custodian
                                           account;

                                  (B)      endorse and deposit for collection,
                                           in the name of the applicable
                                           Portfolio of the Fund, checks,
                                           drafts, or other orders for the
                                           payment of money on the same day as
                                           received;

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
                                  (C)      receive and hold for the account of
                                           each Portfolio of the Fund all
                                           securities received as a distribution
                                           on the Portfolio securities as a
                                           result of a stock dividend, share
                                           split-up or reorganization,
                                           recapitalization, readjustment or
                                           other rearrangement or distribution
                                           of rights or similar securities
                                           issued with respect to any portfolio
                                           securities belonging to the Portfolio
                                           held by PNC Bank hereunder;

                                  (D)      present for payment and collect the
                                           amount payable upon all securities
                                           which may mature or be called,
                                           redeemed, or retired, or otherwise
                                           become payable on the date such
                                           securities become payable; and

                                  (E)      take any action which may be
                                           necessary and proper in connection
                                           with the collection and receipt of
                                           such income and other payments and
                                           the endorsement for collection of
                                           checks, drafts, and other negotiable
                                           instruments.

                              (ii)   Miscellaneous Transactions.

                                  (A) PNC Bank is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                                     (1)   for examination by a broker or dealer
                                           selling for the account of a
                                           Portfolio of the Fund in accordance
                                           with street delivery custom;

                                     (2)   for the exchange of interim receipts
                                           or temporary securities for
                                           definitive securities; and

                                     (3)   for transfer of securities into the
                                           name of a Portfolio of the Fund or
                                           PNC Bank or nominee of either, or for
                                           exchange of securities for a
                                           different number of bonds,
                                           certificates, or other evidence,
                                           representing the same aggregate face
                                           amount or number of units bearing the
                                           same interest rate, maturity date and
                                           call provisions, if

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
                                           any; provided that, in any such case,
                                           the new securities are to be
                                           delivered to PNC Bank.

                                  (B)      Unless and until PNC Bank receives
                                           Oral or Written Instructions to the
                                           contrary, PNC Bank shall:

                                     (1)   pay all income items held by it which
                                           call for payment upon presentation
                                           and hold the cash received by it upon
                                           such payment for the account of the
                                           applicable Portfolio of the Fund;

                                     (2)   collect interest and cash dividends
                                           received, with notice to the Fund, to
                                           the account of the applicable
                                           Portfolio of the Fund;

                                     (3)   hold for the account of the
                                           applicable Portfolio of the Fund all
                                           stock dividends, rights and similar
                                           securities issued with respect to any
                                           securities held by PNC Bank; and

                                     (4)   execute as agent on behalf of the
                                           applicable Portfolio of the Fund all
                                           necessary ownership certificates
                                           required by the Internal Revenue Code
                                           or the Income Tax Regulations of the
                                           United States Treasury Department or
                                           under the laws of any State now or
                                           hereafter in effect, inserting the
                                           Portfolio's name on such certificate
                                           as the owner of the securities
                                           covered thereby, to the extent it may
                                           lawfully do so.

                 (i)      Segregated Accounts.

                            (i) PNC Bank shall upon receipt of Written or Oral Instructions establish and maintain a segregated accounts(s) on its records for and on behalf of each Portfolio of the Fund. Such account(s) may be used to transfer cash and securities, including securities in the Book-Entry System:

                                  (A) for the purposes of compliance by the Fund with the procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and any regulations of the SEC relating to the maintenance of segregated accounts by registered investment companies; and

                                  (B) Upon receipt of Written Instructions, for other proper corporate purposes.

                           (ii) PNC Bank shall arrange for the establishment of IRA custodian accounts for such shareholders holding shares through IRA accounts, in accordance with the Prospectus, the Internal Revenue Code (including regulations), and with such other procedures as are mutually agreed upon from time to time by and among the Fund, PNC Bank and the Fund's transfer agent.

                          (iii) PNC Bank may enter into separate custodial agreements with various futures commission merchants ("FCMs") that the Fund uses (each an "FCM Agreement"), pursuant to which the Fund's margin deposits in any transactions involving futures contracts and options on futures contracts will be held by PNC Bank in accounts (each an "FCM Account") subject to the disposition by the FCM involved in such contracts in accordance with the customer contact between FCM and the Fund Contract"), SEC rules governing such segregated accounts, CFTC rules and the rules of the applicable commodities exchange. Such FCM Agreements shall only be entered into upon receipt of Written Instructions from the Fund which state that (i) a customer agreement between the FCM and the Fund has been entered into; and (ii) the Fund is in compliance with all the rules and regulations of the CFTC. Except as otherwise determined by the Governing Board, transfers of initial margin shall be made into an FCM Account only upon Written Instructions; transfers of premium and variation margin may be made into an FCM Account pursuant to Oral Instructions. Transfers of funds from an FCM Account to the FCM for which PNC Bank holds such an account may only occur upon certification by the FCM to PNC Bank that pursuant to the FCM Agreement and the FCM Contract, all conditions precedent to its right to give

                                  PNC Bank such instruction have been satisfied.

                 (j) Purchases of Securities. PNC Bank shall settle purchased securities upon receipt of Oral or Written Instructions that specify:

                           (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

                          (ii) the number of shares or the principal amount purchased and accrued interest, if any;

                         (iii)    the date of purchase and settlement;

                          (iv)    the purchase price per unit;

                           (v)    the total amount payable upon such purchase;

                          (vi) the name of the person from whom or the broker through whom the purchase was made; and

                         (vii) the Portfolio of the Fund to which such purchase applies. PNC Bank shall upon receipt of securities purchased by or for a Portfolio of the Fund pay out of the moneys held for the account of such Portfolio the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral or Written Instructions.

                 (k) Sales of Securities. PNC Bank shall sell securities upon receipt of Oral Instructions from the Fund that specify:

                           (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

                          (ii) the number of shares or principal amount sold, and accrued interest, if any;

                         (iii)    the date of trade, settlement and sale;

                          (iv)    the sale price per unit;

                           (v) the total amount payable to the Fund upon such sale;

                          (vi) the name of the broker through whom or the person to whom the sale was made;

                         (vii) the location to which the security must be delivered and delivery deadline, if any; and

                        (viii) the Portfolio of the Fund to which such sale applies.

                 PNC Bank shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale, provided that the total amount payable is the same as was set forth in the Oral or Written Instructions. Subject to the foregoing, PNC Bank may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

                 (l)      Reports.

                            (i) PNC Bank shall furnish the Fund the following reports:

                                  (A) such periodic and special reports as the Fund may reasonably request;

                                  (B)      a monthly statement summarizing all
                                           transactions and entries for the
                                           account of each Portfolio of the
                                           Fund, listing the portfolio
                                           securities belonging to each
                                           Portfolio of the Fund with the
                                           adjusted average cost of each issue
                                           and the market value at the end of
                                           such month, and stating the cash
                                           account of each Portfolio of the Fund
                                           including disbursement;

                                  (C)      the reports to be furnished to the
                                           Fund pursuant to Rule 17f-4; and

                                  (D)      such other information as may be
                                           agreed upon from time to time between
                                           the Fund and PNC Bank.

                           (ii) PNC Bank shall transmit promptly to the Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as custodian of the Property. PNC Bank shall be under no other obligation to inform the Fund as to such actions or events.

                 (m) Collections. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by PNC Bank) shall be at the sole risk of the Fund. If payment is not received by PNC Bank within a reasonable time after proper demands have been made, PNC Bank shall notify the Fund in writing, including copies of all demand letters, any written responses, memoranda of all oral responses and to telephonic demands thereto, and await instructions from the Fund. PNC Bank shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. PNC Bank shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.

         15. Duration and Termination. This Agreement shall continue until terminated by the Fund or by PNC Bank on one hundred eighty (180) days' prior written notice to the other party. In the event this Agreement is terminated (pending appointment of a successor to PNC Bank or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities or other property), PNC Bank shall not deliver cash, securities or other property of the Fund to the Fund. It may deliver them to a bank or trust company of PNC Bank's own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement. PNC Bank shall not be required to make any such delivery or payment until full payment shall have been made to PNC Bank of all of its fees, compensation, costs and expenses.

         16. Notices. All notices and other communications, including
Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be addressed (a) if to PNC Bank at PNC Bank's address, Airport Business Center, International Court 2, 200 Stevens Drive, Lester, Pennsylvania 19113, marked for the attention of the Custodian Services Department (or its successor) (b) if to the Fund, at the address of the Fund at 125 W. 55th Street, New York, NY 10019 with copies to Thomas M. Collins, Esq., Chairman, McDermott & Trayner, 225 South Lake Avenue, Suite 300, Pasadena, CA 91101- 3005 and to W. Bruce McConnel, III, Esq., Secretary, Drinker Biddle & Reath, Philadelphia National Bank Building, 1345 Chestnut Street, Philadelphia, PA 19107; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

         17. Amendments. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         18. Assignment. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of PNC Bank, or by PNC Bank without the written consent of the Fund, authorized or approved by a resolution of the Fund's Governing Board.

         19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         21. No Limitation. Nothing contained in this Agreement shall be construed in any way so as to limit any guaranty or obligations of any signing party, as set forth in the letter agreement dated July 21, 1993 by and among PFPC, Inc., Bank of

America NTSA, Seattle-First National Bank and Concord Financial Group, Inc.

         22. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and/or Oral Instructions.

         The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         This Agreement shall be deemed to be a contract governed by Pennsylvania law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

                                           PNC BANK, NATIONAL ASSOCIATION


                                           By: /s/ John Foster
                                               --------------------------
                                               Title:  V.P.

                                           PACIFIC HORIZON FUNDS, INC.


                                           By: /s/ Richard Fabietti
                                               --------------------------
                                               Title: Treasurer

                                   APPENDIX A

                         Pacific Horizon Blue Chip Fund
                       Pacific Horizon Flexible Bond Fund
                      Pacific Horizon Asset Allocation Fund
                  Pacific Horizon National Municipal Bond Fund
                       Pacific Horizon Corporate Bond Fund
                         Pacific Horizon Utilities Fund
                     Pacific Horizon Growth and Income Fund
                     Pacific Horizon International Bond Fund
                    Pacific Horizon International Equity Fund
                   Pacific Horizon Short-Term Government Fund

                               AUTHORIZED PERSONS
                                    APPENDIX

Name (Typed)                                       Signature

-----------------------                            ----------------------

-----------------------                            ----------------------

-----------------------                            ----------------------

-----------------------                            ----------------------

-----------------------                            ----------------------

-----------------------                            ----------------------

                                January 10, 1994

PACIFIC HORIZON FUNDS, INC.

           Re:  Custodian Services Fees

Dear Sir/Madam:

                 This letter constitutes our agreement with respect to compensation to be paid to PNC Bank, National Association ("PNC Bank") under the terms of a Custodian Services Agreement dated January 10, 1994 between PNC Bank and Pacific Horizon Funds, Inc. (the "Fund") as amended from time to time (the "Agreement") relating to the portfolios of the Fund listed on Exhibit A attached hereto (the "Portfolios"). Pursuant to paragraph 11 of the Agreement, the Fund shall pay PNC Bank a monthly fee for each Portfolio of $100 for services to each Portfolio including, but not limited to, recordkeeping and check issuance. The Fund agrees to reimburse PNC Bank for its out-of-pocket expenses incurred on behalf of the Portfolios, including, but not limited to postage, telephone, telex, federal express, and outside independent pricing service charges, confirmation fees, federal reserve wire fees and interest claims.

                 If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                   Very truly yours,

                                   PNC BANK, NATIONAL ASSOCIATION


                                   By: /s/ John Foster
                                       --------------------------
                                       Title:  V.P.

Accepted:

PACIFIC HORIZON FUNDS, INC.


By: /s/ Richard Fabietti
    -----------------------
    Title: Treasurer

                                   EXHIBIT A

                                   Portfolios

                         PACIFIC HORIZON BLUE CHIP FUND
                       PACIFIC HORIZON FLEXIBLE BOND FUND
                      PACIFIC HORIZON ASSET ALLOCATION FUND
                  PACIFIC HORIZON NATIONAL MUNICIPAL BOND FUND
                       PACIFIC HORIZON CORPORATE BOND FUND
                         PACIFIC HORIZON UTILITIES FUND
                     PACIFIC HORIZON GROWTH AND INCOME FUND
                     PACIFIC HORIZON INTERNATIONAL BOND FUND
                    PACIFIC HORIZON INTERNATIONAL EQUITY FUND
                   PACIFIC HORIZON SHORT-TERM GOVERNMENT FUND

                 And any other portfolios of the Fund, whether now existing or hereafter created, for which the Fund has approved PNC Bank to provide custodian services and for which PNC Bank provides custodian services.